                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                              ENCLAVES GROUP, INC.
                             A DELAWARE CORPORATION

                                    ARTICLE I

                                      NAME

          The  name  of  the   corporation   is  Enclaves   Group,   Inc.   (the
"Corporation").

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

          The address of the registered  office of the  Corporation in the State of Delaware is National Corporate  Research,  Ltd., 615 South DuPont Highway, in
the City of Dover,  County  of Kent.  The name of its  registered  agent at that address is National Corporate Research, Ltd.

                                   ARTICLE III

                                    PURPOSES

          The purpose of the Corporation shall be to engage in any lawful act or activity for which  corporations may be organized under the General  Corporation
Law of the State of Delaware.

                                   ARTICLE IV

                                  CAPITAL STOCK

          The  Corporation  shall be authorized to issue two classes of stock to be designated,  respectively,  "Common  Stock" and "Preferred  Stock." The total number of shares of both classes of stock which the Corporation has authority to issue is one hundred million (100,000,000) shares, consisting of: ninety million
(90,000,000) shares of Common Stock, $0.001 par value per share, and ten million
(10,000,000) shares of Preferred Stock, $0.001 par value per share.

          The Board of Directors of the  Corporation  (the "Board of Directors")
is  authorized,  subject to  limitations  prescribed by  applicable  law and the provisions  of this  Article  IV, to provide  for the  issuance of the shares of
Preferred  Stock from time to time in one or more  series,  each of which series shall have such distinctive  designation or title as shall be fixed by the Board of Directors  prior to the issuance of any shares  thereof.  Each such series of
Preferred  Stock shall have such voting powers,  shall consist of such number of shares,  shall be issued for such  consideration  and shall  otherwise have such powers, designations, preferences and relative, participating, optional or other rights, if any, and such qualifications, limitations or restrictions, if any, as shall be stated in such  resolution  or  resolutions  providing for the issue of such series of Preferred  Stock as may be adopted from time to time by the Board of  Directors  prior to the  issuance  of any  shares  thereof  pursuant  to the authority hereby expressly vested in it, all in accordance with applicable law.

          The number of  authorized  shares of any class or classes of stock may be  increased  or  decreased  (but not below the number of shares  thereof  then outstanding)  by the  affirmative  vote of the holders of at least a majority of the voting power of the then  outstanding  Voting  Stock,  voting  together as a single class.

          The  Common  Stock  shall  be  subject  to the  express  terms  of the
Preferred  Stock  and any  series  thereof.  Except as may be  provided  in this
Certificate of  Incorporation  or in any Certificate of Designation  designating any series of  Preferred  Stock  pursuant to the  foregoing  provisions  of this
Article  IV that shall be in effect  under the  General  Corporation  Law of the
State of Delaware (a "Preferred  Stock  Designation"),  the holders of shares of
Common  Stock  shall  be  entitled  to one vote for  each  such  share  upon all questions  presented  to the  stockholders,  the  Common  Stock  shall  have the exclusive  right  to vote  for  the  election  of  directors  and for all  other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

          The  Corporation  shall be  entitled to treat the person in whose name any share of its stock is  registered  as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                    ARTICLE V

                                SOLE INCORPORATOR

          The name and the  mailing  address  of the  sole  incorporator  are as follows:

        Rick A. Werner, Esq.
        Olshan Grundman Frome Rosenzweig & Wolosky LLP
        Park Avenue Tower
        65 East 55th Street
        New York, New York 10022

                                   ARTICLE VI

                              ELECTION OF DIRECTORS

          Subject to the rights of the holders of any series of Preferred  Stock to elect  additional  directors  under  specified  circumstances,  the number of directors of the Corporation shall be fixed from time to time exclusively by the
Board of Directors  pursuant to a  resolution  adopted by a majority of the then authorized  number of  directors of the  Corporation,  but in no event shall the number of directors be fewer than three.

          Subject to the rights of the holders of any series of Preferred  Stock to elect  additional  directors  under specified  circumstances,  and unless the
Board of  Directors  otherwise  determines,  vacancies in the Board of Directors

                                       2

resulting  from  one  or  more  directors'   death,   resignation,   retirement,
disqualification,  removal  from  office  or  other  cause,  and  newly  created directorships resulting from any increase in the authorized number of directors, may be  filled  only by the  affirmative  vote of a  majority  of the  remaining directors,  though  less than a quorum of the Board of  Directors,  or by a sole remaining  director,  and  directors  so chosen  shall  hold  office  for a term expiring  at the  annual  meeting  of  stockholders  and until  such  director's successor shall have been duly elected and qualified.  No decrease in the number of authorized  directors  constituting  the Board of Directors shall shorten the term of any incumbent director.

          Subject to the rights of the holders of any series of Preferred  Stock to elect additional directors under specified circumstances, any director may be removed  from  office  at any  time,  with or  without  cause,  but  only by the affirmative  vote of the holders of at least a majority  of the voting  power of the then  outstanding  Voting Stock,  voting  together as a single  class,  at a meeting called for that purpose.

          Elections  of  directors  of the  Corporation  need not be by  written ballot except and to the extent the by-laws of the  Corporation  (the "By-Laws")
so provide.

          Notwithstanding    anything   contained   in   this   Certificate   of
Incorporation  to the  contrary,  and in  addition  to  approval by the Board of
Directors, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding  Voting Stock,  voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this
Article VI. For purposes of this  Certificate of  Incorporation,  "Voting Stock"
shall mean the outstanding  shares of capital stock of the Corporation  entitled to vote generally in the election of directors.

                                   ARTICLE VII

                        POWERS OF THE BOARD OF DIRECTORS

          In  furtherance  and not in  limitation  of the  powers  conferred  by applicable law, the Board of Directors shall have the power to (1) adopt,  amend or  repeal  the  By-Laws,  subject  to  the  power  of the  stockholders  of the
Corporation under the General Corporation Law of the State of Delaware to adopt, amend or repeal any By-Law; PROVIDED,  HOWEVER, that,  notwithstanding any other provision of this  Certificate  of  Incorporation  or any provision of law which might  otherwise  permit  a  lesser  vote or no  vote,  but in  addition  to any affirmative  vote of the holders of any series of  Preferred  Stock  required by applicable  law,  this  Certificate  of  Incorporation  or any  Preferred  Stock
Designation,  the  affirmative  vote of the  holders  of at least 66 2/3% of the voting power of the then outstanding  Voting Stock,  voting together as a single class,  shall be  required  for  stockholders  to  adopt,  amend or  repeal  any provision of the  By-Laws;  and (2) from time to time  determine  whether and to what  extent,  and at what  times and  places,  and under  what  conditions  and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided  in  this  Certificate  of  Incorporation  or in  any  Preferred  Stock
Designation, no stockholder shall have any right to inspect any account, book or document  of the  Corporation  other  than such  rights as may be  conferred  by applicable  law.  Notwithstanding  anything  contained  in this  Certificate  of
Incorporation  to the  contrary,  and in  addition  to  approval by the Board of
Directors, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding  Voting Stock,  voting together as a single class,

                                       3

shall be  required to amend,  repeal or adopt any  provision  inconsistent  with clause (1) of the preceding sentence.  The Corporation may in its By-Laws confer powers upon its Board of  Directors  in  addition to the powers and  authorities expressly conferred upon it by applicable law.

                                  ARTICLE VIII

                             LIABILITY OF DIRECTORS

          To the fullest extent permitted by the General  Corporation Law of the
State of  Delaware,  as it exists on the date hereof or as it may  hereafter  be amended,  no  director  of the  Corporation  shall be  personally  liable to the
Corporation  or its  stockholders  for monetary  damages for breach of fiduciary duty as a  director  of the  Corporation.  Without  limiting  the  effect of the preceding  sentence,  if the General Corporation Law of the State of Delaware is
hereafter  amended to authorize  the further  elimination  or  limitation of the liability of a director,  then the  liability  of a director of the  Corporation shall be  eliminated or limited to the fullest  extent  permitted by the General
Corporation Law of the State of Delaware, as so amended.

          Neither  any  amendment  nor  repeal  of this  Article  VIII,  nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII,  shall  eliminate,  reduce or otherwise  adversely affect any limitation on the personal  liability of a director of the Corporation  existing at the  time of such  amendment,  repeal  or  adoption  of such an  inconsistent provision.

                                   ARTICLE IX

                                 INDEMNIFICATION

          Each person who is or was a director or officer of the Corporation, or each such person who is or was serving at the  request of the  Corporation  as a director,  officer, employee or agent of another corporation,  limited liability company,  partnership,  joint venture,  trust or other enterprise (including the heirs,  executor,  administrators  or estate of such person),  including service with respect to employee  benefit plans,  shall be indemnified and held harmless by the  Corporation to the fullest extent  permitted by the General  Corporation
Law of the State of  Delaware  as the same  exists or may  hereafter  be amended
(but, if permitted by applicable law, in the case of any such amendment, only to the extent  that such  amendment  permits  the  Corporation  to provide  broader indemnification  rights than said law permitted the Corporation to provide prior to such  amendment) and any other  applicable  laws as presently or hereafter in effect.  The  Corporation  may,  by action of the  Board of  Directors,  provide indemnification  to  employees  and agents of the  Corporation,  and to any such
persons  serving  as  directors,   officers,  employees  or  agents  of  another
corporation,  limited liability company,  partnership,  joint venture,  trust or other  enterprise,  including service with respect to employee benefit plans, at the request of the Corporation,  with the same scope and effect as the foregoing indemnification of directors and officers.  The Corporation shall be required to indemnify any person seeking indemnification in connection with any action, suit or proceeding,  whether civil,  criminal,  administrative  or  investigative  (a
"proceeding") (or part thereof) initiated by such person only if such proceeding
(or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's right to indemnification pursuant to the rights granted by this  Certificate  of  Incorporation  or otherwise by the  Corporation.  Without

                                       4

limiting the  generality or the effect of the  foregoing,  the  Corporation  may
enter  into  one  or  more   agreements   with  any  person  which  provide  for
indemnification greater than or different from that provided in this Article IX.

                                    ARTICLE X

                             ACTION BY STOCKHOLDERS

          Any action  required or permitted to be taken by the  stockholders  of the  Corporation  must be effected at a duly called annual or special meeting of stockholders of the Corporation and may be effected by any consent in writing in lieu of a meeting of such  stockholders.  Notwithstanding  anything contained in this Certificate of  Incorporation to the contrary,  and in addition to approval by the  Board  of  Directors,  the  affirmative  vote of at least 66 2/3% of the voting power of the then outstanding  Voting Stock,  voting together as a single class,  shall be required to amend,  repeal or adopt any provision  inconsistent with this Article X.

                                   ARTICLE XI

                                   AMENDMENTS

          Except  as  may  be  expressly   provided  in  this   Certificate   of
Incorporation,  the Corporation  reserves the right at any time and from time to time  to  amend,  alter,  change  or  repeal  any  provision  contained  in this
Certificate of  Incorporation  or a Preferred Stock  Designation,  and any other provisions  authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights,  preferences and privileges of whatsoever nature conferred upon  stockholders,  directors or any other persons  whomsoever by and pursuant  to  this  Certificate  of  Incorporation  in its  present  form  or as hereafter  amended are granted subject to the right reserved in this Article XI;
PROVIDED, HOWEVER, that any amendment or repeal of Article VIII or Article IX of this  Certificate  of  Incorporation  shall not  adversely  affect  any right or protection  existing hereunder in respect of any act or omission occurring prior to such  amendment  or repeal;  and PROVIDED  FURTHER  that no  Preferred  Stock
Designation  shall be amended  after the issuance of any shares of the series of
Preferred  Stock created  thereby,  except in accordance  with the terms of such
Preferred Stock Designation and the requirements of applicable law.

                                       5

          IN WITNESS WHEREOF,  the undersigned has signed this instrument on the
17th day of November,  2004,  thereby  acknowledging that this instrument is the act and deed of the undersigned and that the facts stated above are true.

                                                     /s/ Rick A. Werner
                                                     ---------------------------
                                                     Rick A. Werner
                                                     Sole Incorporator